EXHIBIT 10.29


                           SECOND AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

                 (Ex-Im Bank Guaranteed Loan No. _____________)

                           Dated as of August __, 2000

                  RSI SYSTEMS, INC., a Minnesota corporation (the "Borrower"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION f/k/a Norwest Bank Minnesota, National Association, a national banking association (the "Lender") hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. Capitalized terms used in this Agreement have the meanings given in the Borrower Agreement. In addition, the following terms have the meanings given below:

                  "Accounts Receivable" means all of the Borrower's right, title and interest, now owned or hereafter acquired, in (i) "accounts" (as such term is defined in the UCC), other receivables, book debts and other forms of obligations, whether arising out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement; (ii) rights in, to and under all purchase orders or receipts for goods or services; (iii) rights to any goods represented or purported to be represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) moneys due or to become due to the Borrower under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by the Borrower (whether or not yet earned by performance on the part of the Borrower), including the proceeds of the foregoing; (v) any notes, drafts, chattel paper, bond, letters of credit, insurance proceeds or other instruments, documents and writings evidencing or supporting the foregoing; and (vi) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing; whether created, generated or earned by the Borrower or by some other Person who subsequently transfers such Person's interest to the Borrower, whether or not already earned by performance, and howsoever evidenced;

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         together with all other rights and interests (including all Liens)
         which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any payment or against any property of such account debtor or other obligor; and including all rights to payment in the nature of general intangibles.

                  "Advance" has the meaning given in Section 2.2.

                  "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Second Amended and Restated Credit and Security Agreement, as amended, supplemented and restated from time to time.

                   "Availability" means the least of:

                  (a)      the difference of (i) the Borrowing Base and
                           (ii) the outstanding principal balance of the Advances; or

                  (b)      the Inventory Threshold Amount.

                  "Book Net Worth" means the aggregate of the common and preferred stockholders' equity in the Borrower, determined in accordance with GAAP, provided that Debt subordinated to the Obligations that is converted to equity shall be excluded when determining the Borrower's compliance with any financial covenant using this definition.

                  "Borrower Agreement" means the Borrower Agreement of even date herewith by and between the Borrower and the Lender in the form attached hereto as Exhibit B.

                  "Borrowing Base" means, at any time the least of

                  (a)      the Maximum Amount;

                  (b) the difference of $2,500,000 and the Domestic Revolving Credit Exposure; or

                  (c)      the Collateral Base.

                  "Borrowing Base Certificate" means a certificate, substantially in the form attached hereto as Exhibit E, executed by the Borrower and accepted by the Lender.

                  "Business Day" means any day on which the Federal Reserve Bank of New York is open for business.



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                  "Buyer" means a Person that has entered into one or more
         Export Orders with the Borrower.

                  "Closing Date" means the date of this Agreement.

                  "Collateral" means all Accounts Receivable, Equipment, General Intangibles, Inventory and Investment Property, together with (i) all other collateral described in any Security Document, (ii) all substitutions and replacements for and products of any of the foregoing property, (iii) in the case of all tangible property, together with (A) all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (B) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods, and (iv) all proceeds of any and all of the foregoing property.

                  "Collateral Account" has the meaning given in the Collateral Account Agreement.

                  "Collateral Account Agreement" means the Collateral Account Agreement by and among the Borrower, Norwest Bank International, New York Branch and the Lender dated as of June 26, 1997, as the same may be amended, supplemented or restated from time to time.

                  "Collateral Base" means subject to change from time to time in the Lender's sole discretion, the sum of:

                  (i)      80% of Eligible Export-Related Accounts Receivable;
                           and
                  (ii)     60% of Eligible Export-Related Inventory;

         provided, however, that the Lender or the Servicer, may, in its sole discretion, establish reserves for fees which have become or may become due pursuant to any or all of the Borrower's license agreements with licensors with whom the Lender has not entered into a License Acknowledgment and Agreement, in form and substance acceptable to the Lender.

                  "Commitment" means the Lender's commitment to make Advances to or for the Borrower's account pursuant to Article II.

                  "Country Limitation Schedule" means the schedule published from time to time by Ex-Im Bank and provided to the Borrower by the Lender which sets forth on a country by country basis whether and under what conditions Ex-Im Bank will provide coverage for the financing of export transactions to countries listed therein.

                  "Credit Facility" means the credit facility made available to the Borrower pursuant to Article II.

                  "Debarment Regulations" means, collectively, (i) the Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed.



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

         Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (iii) the revised Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

                  "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person on a consolidated basis as of the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

                  "Default Rate" means an annual rate equal to three percent (3%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

                  "Dollars" or "$" means the lawful currency of the United
         States.

                  "Domestic Credit Agreement" means that certain Amended and Restated Credit and Security Agreement by and between the Borrower and WFBCI dated as of April 16, 1998, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Domestic Credit Facility" means the credit facility extended to the Borrower pursuant to the Domestic Credit Agreement.

                  "Domestic Revolving Credit Exposure" means the outstanding principal balance of the Revolving Advances as defined in the Domestic Credit Agreement.

                  "Eligible Export-Related Accounts Receivable" means an Export-Related Account Receivable excluding, however any Export-Related Account Receivable:

                           (a) that does not arise from the sale of Items in the
                  ordinary course of the Borrower's business;

                           (b) that is not subject to a valid, perfected first
                  priority Lien in favor of the Lender;



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

                           (c) as to which any covenant, representation or
                  warranty contained in the Loan Documents with respect to such Account Receivable has been breached;

                           (d) that is not owned by the Borrower or is subject
                  to any right, claim or interest of another Person other than the Liens in favor of the Lender and the Servicer;

                           (e) with respect to which an invoice has not been
                  sent;

                           (f) that arises from the sale of defense articles or
                  defense services;

                           (g) that is due and payable from a Buyer located in a
                  country with which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

                           (h) that does not comply with the requirements of the
                  Country Limitation Schedule;

                           (i) that is due and payable more than one hundred
                  eighty (180) days from the earlier of the date of the invoice or the shipment date;

                           (j) that is not paid within sixty (60) calendar days
                  from its original due date, unless it is insured through Ex-Im Bank export credit insurance for comprehensive commercial and political risk, or through Ex-Im Bank approved private insurers for comparable coverage, in which case it is not paid within ninety (90) calendar days from its due date;

                           (k) that arises from a sale of goods to or
                  performance of services for an employee of the Borrower, a stockholder of the Borrower, a subsidiary of the Borrower, a Person with a controlling interest in the Borrower or a Person which shares common controlling ownership with the Borrower;

                           (l) that is backed by a letter of credit unless the
                  Items covered by the subject letter of credit have been shipped;

                           (m) that the Lender or Ex-Im Bank, in its reasonable
                  judgment, deems uncollectible for any reason;

                           (n) that is due and payable in a currency other than
                  Dollars, except as may be approved in writing by Ex-Im Bank;

                           (o) that is due and payable from a military Buyer,
                  except as may be approved in writing by Ex-Im Bank;

                           (p) that does not comply with the terms of sale set
                  forth in Section 7 of the Loan Authorization Agreement;



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

                           (q) that is due and payable from a Buyer who (A)
                  applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (B) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (E) is adjudicated as bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law providing for the relief of debtors, (G) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (H) takes any action for the purpose of effecting any of the foregoing;

                           (r) that arises from a bill-and-hold, guaranteed
                  sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                           (s) for which the Items giving rise to such Account
                  Receivable have not been shipped or the services giving rise to such Account Receivable have not been performed by the Borrower or the Account Receivable otherwise does not represent a final sale;

                           (t) that is subject to any offset, deduction,
                  defense, dispute, or counterclaim or the Buyer is also a creditor or supplier of the Borrower or the Account Receivable is contingent in any respect or for any reason;

                           (u) for which the Borrower has made any agreement
                  with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                           (v) for which any of the Items giving rise to such
                  Account Receivable have been returned, rejected or repossessed;

                           (w) to the extent it includes any finance charges,
                  service charges, taxes, discounts, credits, allowances and Retainages;

                           (x) that arise from the sale of Items containing less
                  than fifty percent (50%) US Content;

                           (y) that arise from the sale of Items containing any
                  Foreign Content not incorporated into such Items in the US;



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

                           (z) that arise from the sale of any Items to be used
                  in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities; or

                           (aa) that are otherwise deemed ineligible for any
                  reason by the Lender or Ex-Im Bank in its discretion.

                  "Eligible Export-Related Inventory" means Export-Related Inventory consisting of Items, raw materials and components to be used to manufacture or assemble Items and work-in-process relating to Items, and raw materials and components the Borrower must purchase to manufacture or assemble Items, at the lower of cost or market value as determined in accordance with GAAP, excluding however any such Export-Related Inventory:

                           (a) that is not subject to a valid, perfected first
                  priority Lien in favor of the Lender;

                           (b) that is subject to a security interest in favor
                  of any Person other than the Lender or the Servicer;

                           (c) that is located at an address that has not been
                  approved by the Lender in writing;

                           (d) that is placed by the Borrower on consignment or
                  held by the Borrower on consignment from another Person;

                           (e) that is in-transit; covered by any negotiable or
                  non-negotiable warehouse receipt, bill of lading or other document of title; in the possession of a processor or bailee, or located on premises leased or subleased to the Borrower, or on premises subject to a mortgage in favor of a Person other than the Lender, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which the Lender shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and the Lender's fight to gain access thereto;

                           (f) that is produced in violation of the Fair Labor
                  Standards Act or subject to the "hot goods" provisions contained in 29 U.S.C.ss. 215 or any successor statute or section;

                           (g) as to which any covenant, representation or
                  warranty with respect to such Inventory contained in the Loan Documents has been breached;

                           (h) that is not located in the United States;



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

                           (i) that is sample or demonstration Inventory;

                           (j) that consists of proprietary software (i.e.
                  software designed solely for the Borrower's internal use and not intended for resale);

                           (k) that is damaged, slow moving, obsolete, returned,
                  defective, recalled or unfit for further processing or not currently saleable in the normal course of the Borrower's operations;

                           (l) that has been previously exported from the United
                  States;

                           (m) that constitutes defense articles or defense
                  services;

                           (n) that is to be incorporated into Items destined
                  for shipment to a country as to which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

                           (o) that is to be incorporated into Items destined
                  for shipment to a Buyer located in a country in which Ex-Im Bank coverage is not available for commercial reasons as designated in the Country Limitation Schedule, unless and only to the extent that such Items are to be sold to such country on terms of a letter of credit confirmed by a bank acceptable to Ex-Im Bank;

                           (p) that is to be incorporated into Items whose sale
                  would result in an Account Receivable which would not be an Eligible Export-Related Account Receivable (for reasons other than pursuant to clause (j) of the definition of "Eligible Export-Related Account Receivable";

                           (q) that is perishable or live;

                           (r) that the Borrower has returned, has attempted to
                  return, is in the process of returning or intends to return to the vendor thereof;

                           (s) that is the Foreign Content portion of Items
                  containing less than fifty percent (50%) US Content;

                           (t) for Items containing at least fifty percent (50%)
                  US Content, that is Foreign Content not incorporated into such Items in the US; and

                           (u) that is otherwise deemed ineligible by the Lender
                  in its discretion.

                  "Equipment" means all of the Borrower's "equipment", as such term is defined in the UCC whether now or hereafter owned, including all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically



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

         the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower;

                  "Event of Default" has the meaning specified in Section 7.1.

                  "Ex-Im Bank" means the Export-Import Bank of the United
         States.

                  "Existing Advances" has the meaning given in Section 2.1.

                  "Export Order" means a written export order or contract for the purchase by the Buyer from the Borrower of any of the Items.

                  "Export-Related Accounts Receivable" means that portion of Accounts Receivable consisting of the unpaid obligations of Buyers arising from the sale of Items which is due and payable to the Borrower in the United States.

                  "Export-Related Inventory" means the Inventory of the Borrower located in the United States that has been purchased, manufactured or otherwise acquired by the Borrower for resale pursuant to Export Orders.

                  "Floating Rate" means an annual rate equal to the sum of the Prime Rate plus the Spread, which annual rate shall change when and as the Prime Rate changes.

                  "Foreign Content" means that portion of the cost of an Item arising from materials which are not of US origin or from labor and services not performed in the US.

                  "Funding Date" has the meaning given in Section 2.2.

                  "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future contract rights, patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

                  "GAAP" means generally accepted accounting principles issued by the American Institute of Certified Public Accountants, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.2.

                  "Intangible Assets" means all intangible assets as determined in accordance with GAAP and including without limitation, patents, trademarks, trade names, copyrights, licenses, goodwill, receivables from Affiliates, directors, officers or employees, prepaid expenses, deposits, deferred charges or treasury stock or any securities or Debt of the Borrower or any other securities unless the same are readily marketable in the US or entitled to be used as a credit against federal income tax



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         liabilities, non-compete agreements and any other assets designated from time to time by the Lender, in its sole discretion.

                  "Inventory" means all of the Borrower's inventory (as such term is defined in the UCC), now or hereafter owned or acquired by the Borrower, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of the Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, whole goods, spare parts or components, work in process or materials used or consumed or to be used or consumed in the Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities;

                  "Items" means the finished goods or services which are intended for export from the United States, as specified in Section 4(A) of the Loan Authorization Agreement.

                  "Lien" means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction) by which property is encumbered or otherwise charged.

                  "Loan Authorization Agreement" means the Loan Authorization Notice attached as Exhibit C hereto.

                  "Loan Documents" means (i) this Agreement, the Note, the Borrower Agreement and the Loan Authorization Agreement, each of even date herewith, (ii) the Patent and Trademark Security Agreement and the Collateral Account Agreement dated as of June 26, 1997, and (iii) the Disclosure by the Borrower in favor of the Lender dated as of June 26, 1998.

                  "Master Guarantee" means that certain Master Guarantee Agreement No. MN-MGA-99-001, dated as of July 20, 1999, by and between the Lender and Ex-Im Bank.

                  "Maturity Date" means June 26, 2001.



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                  "Maximum Amount" means $1,500,000.

                  "Minimum Interest Charge" has the meaning given in Section 2.4(b).

                  "Note" means the Borrower's replacement revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

                  "Obligations" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, including all indebtedness arising under this Agreement, the Note or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

                  "Old Credit Documents" means that certain Amended and Restated Credit and Security Agreement dated as of April 16, 1998 by and between the Borrower and Lender, the Collateral Account agreement and the Patent and Trademark Security Agreement."

                  "Old Note" means the Borrower's revolving promissory note dated as of September 3, 1999, payable to the order of the Lender in the original principal amount of $1,500,000.

                  "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement by the Borrower in favor of the Lender and WFBCI dated as of June 26, 1997, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Permitted Liens" means (i) Liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrower, provided, that, the Lien shall have no effect on the priority of the Liens in favor of the Lender or the value of the assets in which the Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (ii) deposits or pledges securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of the Borrower's business; (iv) judgment Liens that have been stayed or bonded; (v) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of the Borrower's business with respect to obligations which are not due; (vi) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided, that, any such Lien shall not encumber any other property of the Borrower; (vii) Liens in favor of the Lender securing the Obligations; and (viii) Liens disclosed in Section 6(D) of the Loan Authorization Agreement.



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                  "Person" means any individual, sole proprietorship,
         partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether national, federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

                  "Premises" means all premises where the Borrower conducts its business and has any rights of possession.

                  "Prime Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank, N.A. as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

                  "Prohibited Country" means any country in which Ex-Im Bank coverage is not available for commercial reasons or in which Ex-Im Bank is legally prohibited from doing business, as designated in the Country Limitation Schedule.

                  "Security Documents" means this Agreement, the Collateral Account Agreement and the Patent and Trademark Security Agreement

                  "Security Interest" has the meaning given in Section 3.1.

                  "Servicer" means WFBCI.

                  "Spread" means for each month a percentage based on the number of days during the month that are a Tier One Period, Tier Two Period or Tier Three Period as set forth below:


                      Period Type                            Spread
                      -----------                            ------
        --------------------------------------- -------------------------------

                    Tier One Period                            0%
        --------------------------------------- -------------------------------

                    Tier Two Period                           1.0%
        --------------------------------------- -------------------------------

                   Tier Three Period                          4.0%
        --------------------------------------- -------------------------------

                  "Subordinated Debt" means all Debt of the Borrower which has been subordinated to the payment and performance of the Obligations pursuant to a written subordination agreement acceptable to the Lender in its sole discretion.

                  "Tangible Net Worth" means (i) Book Net Worth, plus (ii) Subordinated Debt, less (iii) Intangible Assets.

                  "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or
         (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.1.



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                  "Tier One Period" means any Tier One Period as defined in the
         Domestic Credit Agreement.

                  "Tier Two Period" means any Tier Two Period as defined in the Domestic Credit Agreement.

                  "Tier Three Period" means any Tier Three Period as defined in the Domestic Credit Agreement.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota.

                  "US" means the United States of America.

                  "US Content" means that portion of the cost of an Item arising from materials which are of US origin or from labor and services performed in the US.

                  "WFBCI" means Wells Fargo Business Credit, Inc. f/k/a Norwest Business Credit, Inc., a Minnesota corporation.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

                  Section 2.1 Existing Revolving Advances. The Lender has made various advances to the Borrower (the "Existing Advances") as evidenced by the Old Credit Documents. As of August [23], 2000, the outstanding principal balance of the Existing Advances was $[__________]. Upon execution and delivery of this Agreement, the Existing Advances shall be deemed to be Advances made pursuant to
Section 2.2 and repayable in accordance with the Note. To the extent the Note evidences the Existing Advances, the Note shall be issued in substitution for and replacement of but not in payment of the Old Note.

                  Section 2.2 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances (each an "Advance") to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, to provide the Borrower with working capital to fulfill Export Orders. The Lender shall have no obligation to make an Advance to the extent that the amount of the requested Advance exceeds Availability. The Borrower's obligation to pay the Advances shall be evidenced by the Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.2, the Borrower may request Advances, prepay, and obtain additional Advances.

                  Section 2.3 Limitations on Using Inventory to Secure Advances. Pursuant to Section 2.07(c) of the Borrower Agreement, the outstanding principal balance of the Credit Accommodations that is supported by Export-Related Inventory may not exceed sixty percent (60%) of the sum of the total outstanding principal balance of the Disbursements and the undrawn face amount of all outstanding Commercial Letters of Credit (as such terms are defined in the Borrower Agreement). Accordingly, at no time may the Collateral Base reduced by the amount contributed by clause (ii) of the Collateral Base be less than forty percent (40%) of the outstanding principal balance of the Advances. Therefore, the Lender shall have no obligation to make an Advance to the extent that the amount thereof (the "Inventory Threshold Amount") would cause such rule to be violated.

                  Section 2.4 Requests for Advances. The Borrower shall make each request for an Advance to the Lender before 11:00 a.m. (Minneapolis, Minnesota time) of the day of the requested Advance. Requests for Advances may be made in writing or by telephone. The Lender shall have no obligation to make an Advance unless the Lender has received from the Borrower, among other things, a Borrowing Base Certificate as of a date not more than five (5) days before the date of the requested Advance and copies of the Export Orders (or a summary thereof) against which the Borrower is requesting such Advance. Whenever the Borrower makes a request for an Advance based on Eligible Export Inventory, it shall also indicate in its books and records that such Inventory has been designated to fulfill Export Orders and shall no longer be considered Eligible Inventory under the Domestic Credit Facility. Any request for an Advance shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

                  Section 2.5 Interest; Default Interest. All interest shall be payable monthly in arrears on the first day of the month and on demand.

                  (a) NOTE. Except as set forth in subsection (c) and (d), the outstanding principal balance of the Advances shall bear interest at the Floating Rate.

                  (b) MINIMUM INTEREST CHARGE. Notwithstanding the interest payable pursuant to subsections (a) and (c), the Borrower, during any Tier Two Period or Tier Three Period, shall pay to the Lender interest of not less than (i) $2083.33 per month during a Tier Two Period (prorated for less than full months), and (ii) $3750 per month during a Tier Three Period (prorated for less than full months). The Borrower shall pay any deficiency between (i) such minimum interest charge and
         (ii) the sum of the amount of interest otherwise calculated under Sections (a) and (c) hereof plus the amount of interest paid during the same period under the Domestic Credit Agreement. Such minimum interest charge deficiency shall be payable in arrears on the first day of the following month, provided that the sum of the Minimum Interest Charge and the Minimum Interest Charge under the Domestic Credit Facility shall not exceed (i) $2083.33 per month during a Tier Two Period (prorated for less than full months), and (ii) $3750 per month during a Tier Three Period (prorated for less than full months).

                  (c) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

                  (d) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

                  Section 2.6 Fees.

                  (a) APPLICATION FEE. The Borrower shall reimburse the Lender for the $100 application fee payable to Ex-Im Bank in connection with the Master Guaranty.

                  (b) ANNUAL FACILITY FEE. On the Funding Date, the Borrower shall pay to the Lender an annual facility fee of $12,500, which fee is one percent (1%) of the Maximum Amount pro-rated for the period from the Funding Date through the Maturity Date.

                  (c) AUDIT FEES. The Borrower shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $500 per day per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection; provided that so long as WFBCI is the Servicer the Borrower shall not have to reimburse such costs and expenses to the extent it has already done so pursuant to the Domestic Credit Facility.

                  Section 2.7 Capital Adequacy. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.7:

                  (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                  (b) "Return", for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                  (c) "Rule Change" means any change in any Capital Adequacy Rule occurring after the Closing Date, but the term does not include any changes in applicable requirements that on the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related

         Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

                  (d) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.7, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

                  Section 2.8 Termination by Borrower. The Borrower may terminate this Agreement at any time upon 30 days' prior written notice to the Lender.

                  Section 2.9 Mandatory Prepayment. Without notice or demand, if
(i) the Borrowing Base shall at any time be less than the outstanding principal balance of the Advances, or (ii) if the Borrowing Base reduced by the amount contributed by clause (ii) of the Borrowing Base shall be less than forty percent (40%) of the total outstanding principal balance of the Advances, the Borrower shall immediately prepay the Advances to the extent necessary to eliminate such deficiency1 or increase the Borrowing Base by furnishing additional Collateral to the Lender in form and amount satisfactory to the Lender and Ex-Im Bank.

                  Section 2.10 Advances Without Request. The Borrower hereby authorizes the Lender, in its discretion, at any time or from time to time without the Borrower's request, to make Advances to pay accrued interest, fees, uncollected items that have been applied to the Obligations, and other Obligations due and payable from time to time.

                  Section 2.11 Use of Proceeds. The Borrower shall use the proceeds of Advances for working capital to finance the manufacture, assembly, production or purchase and subsequent sale of Items only. Without limiting the generality of the foregoing, the Borrower shall not use any proceeds of Advances for any purpose prohibited by the Borrower Agreement or (i) to acquire fixed assets or capital goods for use in the Borrower business; (ii) to acquire, equip or rent commercial space overseas; (iii) to employ non-US residents in offices outside the US; (iv) to serve as a retainage or warranty bond; or (v) to repay pre-existing Debt or future indebtedness of the Borrower unrelated to the Advances.

                  Section 2.12 Facility Subject to Ex-Im Bank Rules. The Borrower acknowledges that the Lender is willing to make the Credit Facility available to the Borrower


-----------------------

(1) ss. 2.07 of the Borrower Agreement gives 5 Business Days to cure and permits cure by adding new (non-inventory) collateral.

because the Ex-Im Bank is willing to guaranty payment of a significant portion of the Obligations pursuant to the Master Guaranty. Accordingly, in the event of any inconsistency among the Loan Documents and the Master Guaranty or related documents, the provision that is the more stringent on the Borrower shall control.

                                   ARTICLE III

                                SECURITY INTEREST

                  Section 3.1 Grant of Security Interest. The Borrower hereby grants to the Lender a security interest (the "Security Interest") in the Collateral as security for the payment and performance of the Obligations.

                  Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (either before or after the occurrence of an Event of Default) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, as the Borrower's agent and attorney-in-fact, notify the US Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

                  Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

                  Section 3.4 Occupancy.

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during any Default Period.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender in good faith considers related.

                  (c) The Lender's right to hold the Premises shall terminate upon the earlier of payment in full of all Obligations and termination of the Commitment, or final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof.

                  Section 3.5 License. Without limiting the generality of the Patent and Trademark Security Agreement, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

                  Section 3.6 Filing a Copy. A carbon, photographic, or other reproduction of this Agreement or of a financing statement signed by the Borrower is sufficient as a financing statement.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  Section 4.1 Conditions Precedent to the Initial Advance. The Lender's obligation to make the initial Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed by the Borrower.

                  (b) The Note, properly executed by the Borrower.

                  (c) The SBA/Ex-Im Bank Joint Application, properly completed and executed by the Borrower.

                  (d) The Borrower Agreement, properly executed by the Borrower.

                  (e) A properly completed and executed Borrowing Base Certificate as of a date not more than five (5) Business Days before the date of this Agreement.

                  (f) A certificate of the Borrower's secretary or assistant secretary certifying as to (i) the resolutions of the Borrower's directors and if required, shareholders, authorizing the execution, delivery and performance of this Agreement, the Note, the Borrower Agreement and the Loan Authorization Agreement, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver this Agreement, the Note, the Borrower Agreement and the Loan Authorization Agreement and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

                  (g) An Exceptions Approval Letter, properly signed by Ex-Im Bank.

                  (h) Payment of the fees and commissions due through the date of the initial Advance and expenses incurred by the Lender through such date and required to be paid by the Borrower under Sections 2.6 and 8.4, including all legal expenses incurred through the Closing Date.

                  (i) Such other documents as the Lender in its sole discretion may require.

                  Section 4.2 Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that on such date:

                  (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lender as follows:

                  Section 5.1 Name; Locations; Tax ID No.; Subsidiaries. During its existence, the Borrower has done business solely under its legal name as set forth herein and under such trade names and such other corporate names as disclosed to the Lender in writing before this Agreement is signed and delivered. The address of the Borrower's chief executive office and principal place of business and its federal employer identification number are set forth below its signature to this Agreement. All Inventory is located at that location or at one of the other locations disclosed to the Lender in writing before this Agreement is signed and delivered. The Borrower has no subsidiaries except as disclosed to the Lender in writing before this Agreement is signed and delivered.

                  Section 5.2 Financial Condition; No Adverse Change. Before this Agreement was signed and delivered, the Borrower furnished the Lender certain of its audited financial statements certified by the Borrower. Those statements fairly present the Borrower's financial condition as of the dates indicated therein and the results of its operations for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

                  Section 5.3. Suspension and Debarment, etc. On the date of this Agreement neither the Borrower nor its Principals (a) are debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations or
(b) have been indicted or convicted or have had a civil judgment rendered against them for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Ex-Im Bank, the Borrower will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. The Borrower will provide immediate written notice to the Lender if at any time it learns that the certification set forth in this Section 5.3 was erroneous when made or has become erroneous by reason of changed circumstances.

                  Section 5.4 Legal Agreements. The Old Credit Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. The Borrower has no claim, defense or offset to enforcement of the Old Credit Documents.

                                   ARTICLE VI

                            COVENANTS OF THE BORROWER

                  So long as the Advances or any amount owing to the Lender hereunder shall remain unpaid, the Borrower will comply with the requirements in this Article, unless the Lender shall otherwise consent in writing.

                  Section 6.1 Reporting Requirements. The Borrower will deliver to the Lender each of the following in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, its compiled financial statements prepared in accordance with GAAP; together with
         (i) a report signed by such accountants stating that in making the investigations necessary for said review they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Section 6.7 and (ii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, that they fairly present the Borrower's financial condition and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) as soon as available and in any event within 20 days after the end of each month, an unaudited/internal balance sheet and statement of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with GAAP subject to year-end audit adjustments, and fairly represent the Borrower's financial condition and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Section 6.7.

                  (c) as soon as available and in any event within five (5) Business Days after the end of each month, a properly completed Borrowing Base Certificate as at the end of such month, signed by the Borrower's chief financial officer;

                  (d) as soon as available and in any event within five (5) Business Days after the end of each month, inventory certifications as at the end of such month;

                  (e) during a Tier Two Period, as soon as available and in any event within two (2) Business Days after the end of each week, a properly completed Borrowing Base Certificate as at the end of such week, signed by the Borrower's chief financial officer;

                  (f) within 10 days after the end of each month, agings of the Borrower's accounts receivable and accounts payable and an accounts receivable certification as of the end of such month;

                  (g) at least 30 days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

                  (h) as soon as available and in any event within three (3) days after they are due, written notice of any and all taxes due but not paid;

                  (i) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request;

                  (j) as soon as available and in any event within 15 days of receipt thereof, a copy of the checking account statement of the Borrower as of the last day of each month from each bank with which Borrower maintains a checking account, such statements to be provided to the Lender directly by each such bank or by the Borrower with respect to a bank that is unwilling to send them to the Lender;

                  (k) at a minimum during any Tier Three Period and at the Lender's Sole Discretion, from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

                  (l) promptly upon knowledge thereof, notice of any Items (and the corresponding invoice amount) which are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations);

                  (m) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower which seek a monetary recovery against the Borrower in excess of $50,000;

                  (n) as promptly as practicable (but in any event not later than three (3) Business Days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

                  (o) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

                  (p) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

So long as the Servicer is actively servicing the Loan Documents on behalf of the Lender as described in Section 8.3, the Borrower shall provide to the Servicer all reports required under this Section 6.1.

                  Section 6.2 Inspection. Upon the Lender's request, the Borrower will permit any officer, employee, attorney, agent or accountant for the Lender to audit, review, make extracts from or copy any and all records of the Borrower and to inspect the Collateral at all times during ordinary business hours.

                  Section 6.3 Account Verification. The Lender may at any time and from time to time send, or request the Borrower to send, requests for verification of Accounts or notices of assignment to account debtors and other obligors. The Borrower authorizes the Lender to verify Accounts as frequently as daily and the Borrower understands the Lender intends to do so by telephone and/or in writing.

                  Section 6.4 Account Debtors to Pay to Designated Account; Pledge of Account. The Borrower shall instruct all of its Account debtors located outside the US to make all payments for Items directly to the Collateral Account.

                  Section 6.5 No Other Liens. The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens.

                  Section 6.6 Insurance. The Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with a lender's loss payable clause in favor of Lender to the extent of its interest under this Agreement.

                  Section 6.7 Minimum Tangible Net Worth. Commencing as of March 31, 2001, the Borrower will maintain its Tangible Net Worth, determined as at the end of each month, at an amount not less than $1.

                  Section 6.8 No Sale or Transfer of Collateral and Other Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to anyone other than the sale of Inventory in the ordinary course of business.

                  Section 6.9 Change in Ownership. The Borrower will not issue or sell any stock so as to change the percentage of voting and non-voting stock owned by each of the Borrower's shareholders, and the Borrower will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding shares of stock of the Borrower.

                  Section 6.10 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

                  Section 6.11 Place of Business; Name. The Borrower will not change the location of its chief executive office or principal place of business from that disclosed pursuant to Section 5.1. The Borrower will not permit any tangible Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. the Borrower will not change its name.

                  Section 6.12 Legal Agreements. The Borrower acknowledges the legal, valid and binding obligations imposed on it under the Loan Documents; and the Borrower will comply with all obligations under the Loan Documents.

                                   ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

                  Section 7.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of the Obligations when they become due and payable;

                  (b) Any payment default shall occur under any agreement (other than this Agreement) between the Borrower and the Lender, or the Lender shall accelerate or demand payment of any obligations (other than arising under this Agreement) owed to it by the Borrower, or the Lender shall begin exercising its remedies against the Borrower;

                  (c) Any payment default shall occur under any agreement between the Borrower and the Servicer, or the Servicer shall accelerate or demand payment of any obligations owed to it by the Borrower, or the Servicer shall begin exercising its remedies against the Borrower;

                  (d) Ex-Im Bank shall repudiate, purport to revoke or fail to perform its obligations under the Master Guaranty;

                  (e) Any material litigation is commenced against the Borrower and is not withdrawn within thirty (30) calendar days of filing;

                  (f) A petition shall be filed by or against the Borrower under the United States Bankruptcy Code naming the Borrower as debtor;

                  (g) The Borrower begins any procedure for its liquidation or dissolution or any such procedure is commenced against it; or

                  (h) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in any Loan Document not specifically addressed in this Section 7.1, which shall remain uncured for 30 days after notice from the Lender.

                  Section 7.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

                  (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

                  (b) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (c) The Lender may exercise any other rights and remedies available to it by law or agreement.

The remedies provided hereunder are cumulative.

                  Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.2) at least 10 calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Restatement of Old Credit Documents. This Agreement is executed for the purpose of amending and restating the Old Credit Documents.

                  Section 8.2 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by first class US mail, (iii) sent by overnight courier of national reputation, or (iv) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopy number as set forth below its signature to this Agreement.

                  Section 8.3 Servicing of Credit Facility.

                  (a) The Lender has requested that the Servicer service and enforce the Loan Documents, make all Advances and collect all Obligations on the Lender's behalf and the Servicer has agreed to do so. The Borrower acknowledges and accepts the Servicer's appointment as such.

                  (b) The Servicer shall have no duties or responsibilities to the Borrower hereunder, but only to the Lender. Neither the Servicer nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by them hereunder or in connection herewith, unless caused by its or their willful misconduct. The Servicer's duties shall be mechanical and administrative in nature; nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Servicer any obligations with respect to the Loan Documents except as expressly set forth herein. The Borrower shall not in any way be construed to be a third party beneficiary of any relationship between the Servicer and the Lender.

                  (c) The Servicer shall be entitled to rely, and shall be fully protected in relying, upon any communication whether written or oral believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

                  (d) The Borrower shall be entitled to rely upon any communication whether written or oral sent or made by the Servicer for and on behalf of the Lender with respect to all matters pertaining to the Loan Documents and the Borrower's duties and obligations hereunder, unless and until the Borrower receives written notice from the Lender that the Servicer is no longer servicing this credit facility.

                  (e) The Servicer shall hold and be the custodian of the Loan Documents on the Lender's behalf for so long as the Servicer is servicing the Credit Facility.

                  Section 8.4 Costs and Expenses. The Borrower shall pay on demand all costs and expenses (including legal fees) incurred by the Lender in connection with the Loan Documents and any other document or agreement related thereto, and the transactions contemplated hereby, including wire transfer and ACH charges, the cost of credit reports, overadvance fees, the expense of any auditors and fees and expenses in enforcing this Agreement.

                  Section 8.5 Indemnity. In addition to the payment of expenses pursuant to Section 8.4, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                           (i) any and all transfer taxes, documentary taxes,
                  assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances;

                           (ii) any and all liabilities, losses, damages,
                  penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances, this Agreement and the other Loan Documents or the use or intended use of the proceeds of the Advances; and

                           (iii) any claim, loss or damage to which any
                  Indemnitee may be subjected as a result of any violation of any federal, state, local or other governmental statute, regulation, law, or ordinance dealing with the protection of human health and the environment.

 If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, then the Borrower or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.5 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder. If Ex-Im Bank makes payment of a claim to the Lender under the Master Guaranty in connection with the Credit Facility, Ex-Im Bank may assume all rights and remedies of the Lender under the Loan Documents and may enforce any such rights or remedies against the Borrower, the Collateral and any Guarantors. The Borrower shall hold Ex-Im Bank and the Lender harmless from and indemnify them against any and all liabilities, damages, claims, costs and losses incurred or suffered by either of them resulting from (a) any materially incorrect certification or statement knowingly made by the Borrower or its agent to Ex-Im Bank or the Lender in connection with the Credit Facility, this Agreement, the Loan Authorization Agreement or any other Loan Documents or (b) any material breach by the Borrower of the terms and conditions of this Agreement, the Loan Authorization Agreement or any of the other Loan Documents. The Borrower also acknowledges that any statement, certification or representation made by the Borrower in connection with the Credit Facility is subject to the penalties provided in Article 19 U.S.C.
Section 1001.

                  Section 8.6 Binding Effect; Assignment; Counterparts; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the

Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

                  Section 8.7 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

WELLS FARGO BANK MINNESOTA,                RSI SYSTEMS, INC.
NATIONAL ASSOCIATION


By ______________________________          By ________________________________
   Brett Beugen                               Eugene W. Courtney
   Its Assistant Vice President               Its Chief Executive Officer


Address:                                   Address:

Sixth Street and Marquette Avenue          5555 West 78th Street
MAC N9305-052                              Edina Minnesota 55439
Minneapolis, MN 55479                      Telecopy No. (612) 896-3030
Attention: Brett Beugen
Telecopy No. 612-667-2269                  Federal Employer Identification No.
                                           41-1767211
Federal Employer Identification No.
41-1592157

                         Table of Exhibits and Schedules

                  Exhibit A               Form of Note

                  Exhibit B               Form of Borrower Agreement

                  Exhibit C               Form of Loan Authorization Notice

                  Exhibit D               Form of Compliance Certificate

                  Exhibit E               Form of Borrowing Base Certificate

                                                Exhibit A to Credit and Security
                                                                       Agreement

                           REPLACEMENT PROMISSORY NOTE

$1,500,000                                                Minneapolis, Minnesota
                                                                August ___, 2000

                  For value received, the undersigned, RSI Systems, Inc., a Minnesota corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below) to the order of WELLS FARGO BANK MINNESOTA, NATOINAL ASSOCIATION, a national banking association (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Five Hundred Thousand Dollars and No Cents ($1,500,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Second Amended and Restated Credit and Security Agreement of even date herewith by and between the Lender and the Borrower (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") together with interest on the principal amount hereunder remaining unpaid from time to time (computed on the basis of actual days elapsed in a 360-day year) from the date of the initial Advance until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

                  This Note is the Note as defined in the Credit Agreement and is subject to the Credit Agreement. To the extent this Note evidences the Borrower's obligation to pay Existing Advances, this Note is issued in substitution for and replacement of but not in payment of the Borrower's promissory note dated as of September 3, 1999 payable to the order of the Lender in the original principal amount of $1,500,000.

                                           RSI SYSTEMS, INC.

                                           By _______________________________
                                              Eugene W. Courtney
                                              Its Chief Executive Officer

                                                Exhibit B to Credit and Security
                                                                       Agreement

                         FORM OF THE BORROWER AGREEMENT

                                                Exhibit D to Credit and Security
                                                                       Agreement

                             COMPLIANCE CERTIFICATE

To:               Michael Guillou
                  Wells Fargo Business Credit, Inc.

                  Brett Beugen
                  Wells Fargo Bank Minnesota, National Association

Date:             __________________, 200__

Subject:          RSI Systems, Inc.

Financial Statements

                  In accordance with our Second Amended and Restated Credit and Security Agreement dated as of August 24, 2000 (the "Credit Agreement"), attached are the financial statements of RSI Systems, Inc., a Minnesota corporation (the "Borrower") as of and for ________________, 200__ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

                  I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

Events of Default. (Check one):

|_| The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

|_| The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

Financial Covenants. I further hereby certify as follows:

                  1. Minimum Tangible Net Worth. Pursuant to Section 6.7 of the Credit Agreement, as of the Reporting Date the Borrower's Tangible Net Worth was $____________ which |_| satisfies |_| does not satisfy the requirement that such amount be not less than $1 on the Reporting Date.

                  Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                        RSI SYSTEMS, INC.

                                        By ____________________________
                                           James D. Hanzlik
                                           Its Chief Financial Officer

                                                Exhibit E to Credit and Security
                                                                       Agreement

                           BORROWING BASE CERTIFICATE

TO:               Michael Guillou
                  Wells Fargo Business Credit, Inc.

                  Brett Beugen
                  Wells Fargo Bank Minnesota, National Association

DATE:             ____________________, _________

SUBJECT:          RSI Systems, Inc. (the "Borrower")
                  Borrowing Base Certificate

                  In accordance with our Second Amended and Restated Credit and Security Agreement dated as of August 24, 2000 (the "Credit Agreement"), set forth below is the calculation of the Borrowing Base and Availability as of ______________, ______ (the "Reporting Date"). All terms used in this certificate have the meanings given to them in the Credit Agreement. Unless otherwise indicated, all amounts are as of the Reporting Date.

-------------------------------------------------------------------------------- ------------------
A.   ELIGIBLE EXPORT-RELATED ACCOUNTS RECEIVABLE                                       AMOUNT
-------------------------------------------------------------------------------- ------------------
1.   Total Export-Related Accounts Receivable (net of any and all rights of
     offset or counterclaim)                                                     $
-------------------------------------------------------------------------------- ------------------
2.   Ineligible Export-Related Accounts Receivable
-------------------------------------------------------------------------------- ------------------
     (a)      that does not arise from the sale of Items in the ordinary
              course of the Borrower's business;                                 $
-------------------------------------------------------------------------------- ------------------
     (b)      that is not subject to a valid, perfected first priority Lien in
              favor of the Lender;                                               $
-------------------------------------------------------------------------------- ------------------
     (c)      as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account Receivable
              has been breached;                                                 $
-------------------------------------------------------------------------------- ------------------
     (d)      that is not owned by the Borrower or is subject to any right, claim or interest of another Person other than the Liens in
              favor of the Lender and the Servicer;                              $
-------------------------------------------------------------------------------- ------------------

-------------------------------------------------------------------------------- ------------------
A.   ELIGIBLE EXPORT-RELATED ACCOUNTS RECEIVABLE                                       AMOUNT
-------------------------------------------------------------------------------- ------------------
     (e)      with respect to which an invoice has not been sent;                $
-------------------------------------------------------------------------------- ------------------
     (f)      that arises from the sale of defense articles or defense
              services;                                                          $
-------------------------------------------------------------------------------- ------------------
     (g)      that is due and payable from a Buyer located in a country with which Ex-Im Bank is prohibited from doing business as designated
              in the Country Limitation Schedule;                                $
-------------------------------------------------------------------------------- ------------------
     (h)      that does not comply with the requirements of the Country
              Limitation Schedule;                                               $
-------------------------------------------------------------------------------- ------------------
     (i)      that is due and payable more than one hundred eighty (180) days from the earlier of the date of the invoice or the shipment date;  $
-------------------------------------------------------------------------------- ------------------
     (j)      that is not paid within sixty (60) calendar days from its
              original due date, unless it is insured through Ex-Im Bank export credit insurance for comprehensive commercial and
              political risk, or through Ex-Im Bank approved private
              insurers for comparable coverage, in which case it is not paid
              within ninety (90) calendar days from its due date;                $
-------------------------------------------------------------------------------- ------------------
     (k)      that arises from a sale of goods to or performance of services for an employee of the Borrower, a stockholder of the
              Borrower, a subsidiary of the Borrower, a Person with a
              controlling interest in the Borrower or a Person which shares
              common controlling ownership with the Borrower;                    $
-------------------------------------------------------------------------------- ------------------
     (l)      that is backed by a letter of credit unless the Items covered by
              the subject letter of credit have been shipped;                    $
-------------------------------------------------------------------------------- ------------------
     (m)      that the Lender or Ex-Im Bank, in its reasonable judgment, deems
              uncollectible for any reason;                                      $
-------------------------------------------------------------------------------- ------------------
     (n)      that is due and payable in a currency other than Dollars, except
              as may be approved in writing by Ex-Im Bank;                       $
-------------------------------------------------------------------------------- ------------------
     (o)      that is due and payable from a military Buyer, except as may be
              approved in writing by Ex-Im Bank;                                 $
-------------------------------------------------------------------------------- ------------------

-------------------------------------------------------------------------------- ------------------
A.   ELIGIBLE EXPORT-RELATED ACCOUNTS RECEIVABLE                                       AMOUNT
-------------------------------------------------------------------------------- ------------------
     (p)      that does not comply with the terms of sale set forth in
              Section 7 of the Loan Authorization Agreement;                     $
-------------------------------------------------------------------------------- ------------------
     (q)      that is due and payable from a Buyer who (i) applies for,
              suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its
              inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business,
              (iii) makes a general assignment for the benefit of creditors,
              (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is
              adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors,(vii) acquiesces to, or fails to have
              dismissed, any petition which is filed against it in any
              involuntary case under such bankruptcy laws, or (viii) takes any
              action for the purpose of effecting any of the foregoing;          $
-------------------------------------------------------------------------------- ------------------
     (r)      that arises from a bill-and-hold, guaranteed sale,
              sale-and-return, sale on approval, consignment or any other
              repurchase or return basis or is evidenced by chattel paper;       $
-------------------------------------------------------------------------------- ------------------
     (s)      for which the Items giving rise to such Account Receivable have not been shipped or the services giving rise to such
              Account Receivable have not been performed by the Borrower or the Account Receivable otherwise does not represent a final
              sale;                                                              $
-------------------------------------------------------------------------------- ------------------
     (t)      that is subject to any offset, deduction, defense, dispute, or counterclaim or the Buyer is also a creditor or supplier of the
              Borrower or the Account Receivable is contingent in any respect
              or for any reason;                                                 $
-------------------------------------------------------------------------------- ------------------

-------------------------------------------------------------------------------- ------------------
A.   ELIGIBLE EXPORT-RELATED ACCOUNTS RECEIVABLE                                       AMOUNT
-------------------------------------------------------------------------------- ------------------
     (u)      for which the Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or
              allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice
              related thereto;                                                   $
-------------------------------------------------------------------------------- ------------------
     (v)      for which any of the Items giving rise to such Account
              Receivable have been returned, rejected or repossessed;            $
-------------------------------------------------------------------------------- ------------------
     (w)      to the extent it includes any finance charges, service charges,
              taxes, discounts, credits, allowances and Retainages;              $
-------------------------------------------------------------------------------- ------------------
     (x)      that arise from the sale of Items containing less than fifty
              percent (50%) US Content;                                          $
-------------------------------------------------------------------------------- ------------------
     (y)      that arise from the sale of Items containing any Foreign Content
              not incorporated into such Items in the US;                        $
-------------------------------------------------------------------------------- ------------------
     (z)      that arise from the sale of any Items to be used in the
              construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water
              production facilities; or                                          $
-------------------------------------------------------------------------------- ------------------
     (aa)     that are otherwise deemed ineligible for any reason by the
              Lender or Ex-Im Bank in its discretion.                            $
-------------------------------------------------------------------------------- ------------------
     (bb) Total ineligibles                                                      $
-------------------------------------------------------------------------------- ------------------

3.   Total Eligible Export-Related Accounts Receivable (line 1 less line 2(bb))  $
-------------------------------------------------------------------------------- ------------------

-------------------------------------------------------------------------------- ------------------
B.   ELIGIBLE EXPORT-RELATED INVENTORY                                                 AMOUNT
-------------------------------------------------------------------------------- ------------------
4.   Export-Related Inventory consisting of Items, raw materials and components to be used to manufacture or assemble Items and work-in-process relating to Items, and raw materials and components the
     Borrower must purchase to manufacture or assemble Items, at the lower
     of cost or market value as determined in accordance with GAAP.              $
-------------------------------------------------------------------------------- ------------------
5.   Ineligible Export-Related Inventory:
-------------------------------------------------------------------------------- ------------------
     (a)      that is not subject to a valid, perfected first priority Lien in
              favor of the Lender;                                               $
-------------------------------------------------------------------------------- ------------------
     (b)      that is subject to a security interest in favor of any Person
              other than the Lender or the Servicer;                             $
-------------------------------------------------------------------------------- ------------------
     (c)      that is located at an address that has not been approved by the
              Lender in writing;                                                 $
-------------------------------------------------------------------------------- ------------------
     (d)      that is placed by the Borrower on consignment or held by the
              Borrower on consignment from another Person;                       $
-------------------------------------------------------------------------------- ------------------
     (e)      that is in-transit; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; in the possession of a processor or bailee, or located on premises leased or subleased to the Borrower, or on premises subject to a mortgage in favor of a Person other than the Lender, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which the Lender shall require to evidence the subordination or other limitation or extinguishment of such
              Person's rights with respect to such Inventory and the Lender's
              fight to gain access thereto;                                      $
-------------------------------------------------------------------------------- ------------------
     (f)      that is produced in violation of the Fair Labor Standards Act or subject to the "hot goods" provisions contained in 29
              U.S.C. ss. 215 or any successor statute or section;                $
-------------------------------------------------------------------------------- ------------------
     (g)      as to which any covenant, representation or warranty with
              respect to such Inventory contained in the Loan Documents has
              been breached;                                                     $
-------------------------------------------------------------------------------- ------------------

-------------------------------------------------------------------------------- ------------------
B.   ELIGIBLE EXPORT-RELATED INVENTORY                                                 AMOUNT
-------------------------------------------------------------------------------- ------------------
     (h)      that is not located in the United States;                          $
-------------------------------------------------------------------------------- ------------------
     (i)      that is sample or demonstration Inventory;                         $
-------------------------------------------------------------------------------- ------------------
     (j)      that consists of proprietary software (i.e. software designed solely for the Borrower's internal use and not intended for
              resale);                                                           $
-------------------------------------------------------------------------------- ------------------
     (k)      that is damaged, slow moving, obsolete, returned, defective, recalled or unfit for further processing or not currently
              saleable in the normal course of the Borrower's operations;        $
-------------------------------------------------------------------------------- ------------------
     (l)      that has been previously exported from the United States;          $
-------------------------------------------------------------------------------- ------------------
     (m)      that constitutes defense articles or defense services;             $
-------------------------------------------------------------------------------- ------------------
     (n)      that is to be incorporated into Items destined for shipment to a country as to which Ex-Im Bank is prohibited from doing business
              as designated in the Country Limitation Schedule;                  $
-------------------------------------------------------------------------------- ------------------
     (o)      that is to be incorporated into Items destined for shipment to a
              Buyer located in a country in which Ex-Im Bank coverage is not available for commercial reasons as designated in the Country
              Limitation Schedule, unless and only to the extent that such
              Items are to be sold to such country on terms of a letter of
              credit confirmed by a bank acceptable to Ex-Im Bank;               $
-------------------------------------------------------------------------------- ------------------
     (p)      that is to be incorporated into Items whose sale would result in an Account Receivable which would not be an Eligible
              Export-Related Account Receivable (for reasons other than
              pursuant to line 2(j));                                            $
-------------------------------------------------------------------------------- ------------------
     (q)      that is perishable or live;                                        $
-------------------------------------------------------------------------------- ------------------
     (r)      that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor
              thereof;                                                           $
-------------------------------------------------------------------------------- ------------------

-------------------------------------------------------------------------------- ------------------
B.   ELIGIBLE EXPORT-RELATED INVENTORY                                                 AMOUNT
-------------------------------------------------------------------------------- ------------------
     (s)      that is the Foreign Content portion of Items containing less
              than fifty percent (50%) US Content;                               $
-------------------------------------------------------------------------------- ------------------
     (t)      for Items containing at least fifty percent (50%) US Content, that is Foreign Content not incorporated into such Items in the
              US; and                                                            $
-------------------------------------------------------------------------------- ------------------
     (u)      Inventory otherwise deemed ineligible by the Lender in its
              discretion.                                                        $
-------------------------------------------------------------------------------- ------------------
     (v)      Total ineligibles
-------------------------------------------------------------------------------- ------------------
6.   Total Eligible Export-Related Inventory (line 4 less line 5(v))             $
-------------------------------------------------------------------------------- ------------------


-------------------------------------------------------------------------------- ------------------
C.   BORROWING BASE                                                                    AMOUNT
-------------------------------------------------------------------------------- ------------------
7.   Collateral Base: The sum of:
-------------------------------------------------------------------------------- ------------------
     (a)      80% of Eligible Export-Related Accounts Receivable (from line 3)   $
-------------------------------------------------------------------------------- ------------------
     (b)      60% of Eligible Export-Related Inventory (from line 6)             $
-------------------------------------------------------------------------------- ------------------
     Total                                                                       $
-------------------------------------------------------------------------------- ------------------
8.   Maximum Amount                                                              $1,500,000
-------------------------------------------------------------------------------- ------------------
9.   Borrowing Base amount (lesser of lines 7 and 8)                             $
-------------------------------------------------------------------------------- ------------------

-------------------------------------------------------------------------------- ------------------
D.   AVAILABILITY                                                                      AMOUNT
-------------------------------------------------------------------------------- ------------------
10.  The difference of (i) $_________________ {the Borrowing Base amount (from line 9)} and (ii)  $____________ {the outstanding principal balance of
     the Advances};                                                              $
-------------------------------------------------------------------------------- ------------------
11.  Inventory Threshold Amount: $____________ {the Collateral Base (from line
     7)}, less $_______________{ the amount contributed by line 7(b)} must be not less than forty percent (40%) of $_____________ {the outstanding
     principal balance of the Advances}                                          $
-------------------------------------------------------------------------------- ------------------

-------------------------------------------------------------------------------- ------------------
D.   AVAILABILITY                                                                      AMOUNT
-------------------------------------------------------------------------------- ------------------
12.  The least of lines 10,  and 11                                              $
-------------------------------------------------------------------------------- ------------------

                  The Borrower represents and warrants that this Borrowing Base Certificate is a true and correct statement regarding the status of the matters set forth herein. The Borrower further represents and warrants that no Default or Event of Default has occurred and is continuing. The Borrower acknowledges that any Advances made to the Borrower under the Credit Agreement will be based upon the Lender's reliance on the information contained herein.

                                             RSI SYSTEMS, INC.

                                             By _______________________________
                                                Eugene W. Courtney
                                                Its Chief Executive Officer


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